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EXHIBIT 3.2

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF FORMATION
OF
LINN ENERGY HOLDINGS, LLC

        This Certificate of Amendment to the Certificate of Formation of Linn Energy Holdings, LLC (the "Company") is executed and filed pursuant to the provisions of Section 18-202 of the Delaware Limited Liability Company Act. The undersigned DOES HEREBY CERTIFY as follows:

        1.     The name of the limited liability company is Linn Energy Holdings, LLC.

        2.     The Certificate of Formation of the Company is hereby amended to reflect a change in the name of the Company by deleting Article 1. of the Certificate of Formation in its entirety and adding the following:

          "1.    The name of the Company is Linn Energy, LLC."

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Formation as of the 31 day of May, 2005.

By:	/s/ MICHAEL C. LINN
Name:	Michael C. Linn
Title:	President

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  EXHIBIT 3.2
CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION OF LINN ENERGY HOLDINGS, LLC